UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2013

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 27, 2013, Imperial Holdings, Inc. (the “Company”) issued a press release announcing earnings and other financial results for its fiscal year ended December 31, 2012.

Item 7.01 Regulation FD Disclosure.

On March 27, 2013, the Company announced in the press release referenced in Item 2.02 above that Greenwood Asset Portfolio, LLC (“Greenwood”), a subsidiary of the Company, issued $45 million in aggregate principal amount of 12% Senior Secured Increasing Rate Notes due 2014 (the “Notes”) pursuant to an indenture (the “Indenture”) by and among Greenwood, as issuer, the guarantors named therein and Wilmington Trust Company, as indenture trustee (the “Trustee”). The terms of the Notes are consistent with those described in the Company’s Current Report on Form 8-K filed on March 4, 2013.

In connection with the issuance of the Notes, the initial “Budget” required to be delivered to the Trustee under the Indenture was made available to the holders of the Notes. The Budget is attached as an exhibit to this Current Report on Form 8-K and estimates fees for the Trustee and securities intermediary, the monthly interest due on the Notes, monthly premium amounts for the life insurance policies owned by Greenwood and expected distributions. The Indenture and a form of the corresponding Note purchase agreement are expected to be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by the Company on March 27, 2013.

Exhibit 99.2	Initial Budget delivered under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2013

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company, dated March 27, 2013.

99.2	Initial Budget delivered under the Indenture.